[ATX COMMUNICATIONS LOGO]

FOR IMMEDIATE RELEASE

                  ATX COMMUNICATIONS, INC. ANNOUNCES FINANCIAL
                  RESULTS FOR THE YEAR ENDED DECEMBER 31, 2002

             ATX reports first full year of EBITDA positive results

            Completes Amendment to Senior Credit Facility, providing
                          increased liquidity for 2003

New York, NY (April 9, 2003) - ATX Communications, Inc. ("ATX" or the "Company") (OTCBB: COMM), which, through its subsidiaries, is a leading integrated communications provider, today announced its consolidated operating results for the year ended December 31, 2002. The Company also announced on March 31, 2003 the completion of an amendment to its Senior Credit Facility, providing increased liquidity for operations.

ATX's 2002 revenue increased to $293.7 million from $292.7 million in 2001. Gross profit increased by approximately 50% to $101.9 million from $67.9 million in 2001. EBITDA (before corporate expense) increased to $23.9 million from a loss of ($29.0) million in 2001, and represents the Company's first full fiscal year of EBITDA positive results during each quarter. The Company generated positive EBITDA results for the first time in the fourth quarter of 2001 and has reported positive EBITDA results in each of the last five quarters. In the fourth quarter of 2002, the Company's EBITDA before corporate expense was $6.8 million.

On March 31, 2003, the Company entered into an amendment to its Senior Secured Credit Facility. Under this amendment, the senior lenders agreed to defer interest and principal payments on the outstanding loans during the period beginning March 12, 2003 until February 2, 2004. The Company intends to utilize the increased liquidity afforded by the amendment to invest in several areas of its core operations. In addition, during this period, the Company intends to seek and consider strategic alternatives in order to reduce the overall indebtedness of the Company.

ATX Communications, Inc.
Page 2 of 10


"Our 2002 results have validated our revised business plan," said Thomas Gravina, President and CEO. "We are delighted to report our first full year of EBITDA positive results, which reflects the many significant improvements that we have made to our operations over the past two years.

"Since 2001, the Company has focused on implementing a business plan that is intended to ensure that ATX remains a strong competitor in the telecommunications sector. 2002 represented a year of significant achievement, including further increases in profitability, steady customer additions in our most profitable segments, and improved profit margins effectuated by continued increases in operating efficiency. In addition, 2002 marked the completion of the Company's $600 million recapitalization, a transaction that significantly reduced the debt on our balance sheet and led to improved cash flow from operations.

"We are very pleased that, on March 31, 2003, the Company's senior lenders agreed to an amendment that defers interest and principal payments in 2003, which will allow us to invest further in our operations. The modifications to the facility are designed to enhance our cash flow in 2003 and provide additional liquidity for our core markets and products.

"Looking toward 2003, we continue to see strong demand for our most profitable integrated voice, data, Internet and web related services. We are currently implementing a variety of operating initiatives designed to grow revenue in our most profitable market segments, and to lead to further improvements in our profitability and operating efficiencies."

Note: EBITDA (as defined) is a non-GAAP financial measure that is provided because it is commonly used in the communications industry to measure operating performance. EBITDA (as defined) is defined as net loss before extraordinary items, income taxes, interest expense, interest income and other, depreciation and amortization, charges for impaired assets, other charges, recapitalization costs, non-cash compensation, and corporate expense (where indicated). Please see Footnote (1) to Financial Results.

                              OPERATING HIGHLIGHTS

ATX continued to focus on its most profitable markets and products, as well as on executing numerous operating initiatives, which led to continued improvements in the Company's results.

ATX Communications, Inc.
Page 3 of 10


SUBSCRIBER DATA

ATX had the following customer base as of December 31, 2002:

                                      DECEMBER 31, 2002
                                      -----------------
Business Local Access Lines                 236,200
Residential Local Access Lines               49,600
Toll-related Access Line Equivalents        510,100
Internet Subscribers                        277,000
Other Data Customers(1)                      29,600


(1) Other data customers included Point-to-point Data, Frame Relay, Web Development, Web Hosting, E-commerce, Co-location, and other related customers.

REVENUE BREAKDOWN

ATX's revenues for the year ended December 31, 2002 were attributable to the following service categories:

                                             2002
                                             ----
Local Exchange Services                       35%
Internet, Data and Web-related Services       31%
Toll-related Telephony Services               24%
Other Revenue(1)                              10%
     Total                                   100%

(1) Other includes carrier access billing, reciprocal compensation, wireless, paging, and information services.

PROFITABILITY INITIATIVES

The following table shows the improvement in our operating and selling, general and administrative expenses between the fourth quarter of 2000 and the fourth quarter of 2002. These improvements amounted to a total of approximately $158 million on an annualized basis.

(in thousands)                          THREE MONTHS ENDED
                                    --------------------------    AMOUNT OF    PERCENTAGE
                                    DECEMBER 31,  DECEMBER 31,   IMPROVEMENT   IMPROVEMENT
                                        2002          2000       Q4'00-Q4'02   Q4'00-Q4'02
                                    ------------  ------------   -----------   -----------
Operating Expenses                    $ 47,125      $ 65,002      $ 17,877            28%
Selling, Gen'l & Admin. Expenses        16,892        38,414        21,522            56%
                                      --------      --------      --------      --------
    Total                             $ 64,017      $103,416      $ 39,399            38%
                                      ========      ========      ========      ========

The improvements shown above have resulted from a variety of measures, several of which are also targeted to generate additional profitability advances during 2003 and beyond. The Company focuses on reviewing its product portfolios to ensure maximum profitability while also scrutinizing all SG&A costs to reduce inefficiencies and improve

ATX Communications, Inc.
Page 4 of 10


processes. In addition, by monitoring all aspects of the business, not only are costs minimized, but the customer experience is also enhanced due to improved service quality and better operational efficiencies. These initiatives include: network operations and asset consolidation; higher gross margin for delivery of telephony services via UNE, UNE-P, and EEL; elimination of products that do not meet profitability targets; and consolidation of service operations. In addition, during this period, the Company has been successful negotiating improved terms and conditions as well as one-time settlements with many of its key vendors, which contributed to the reduction in expenses.

OTHER INITIATIVES

ATX has achieved numerous operational successes, including the establishment of many representative customer relationships and other key advancements, since the beginning of the fourth quarter of 2002:

- ATX has been selected by Fortune 500 company JONES APPAREL GROUP, INC., a leading designer and marketer of branded apparel, footwear, and accessories, to provide local exchange carrier services at 60 locations throughout the East Coast and Midwest. ATX is also providing toll services for a number of Jones' locations.

- ATX is providing voice services to all 90 locations of the EASTER SEALS NEW JERSEY, an organization which helps individuals with disabilities. Sixty of the organization's business locations are utilizing ATX SmartPack, and residents are utilizing local exchange carrier and inter-exchange carrier services.

- INTERSTATE BRANDS CORPORATION, the nation's largest wholesale baking company with 63 bread and cake bakeries in strategic markets across the country and makers of Hostess(R) snack products, has partnered with ATX for local exchange carrier and inter-exchange carrier services at 32 of its locations across the Mid-Atlantic region. The company's main office in Northeast Philadelphia is also utilizing ATX CoreConnect(SM).

- The AMERICAN RED CROSS has chosen ATX for its local exchange carrier and inter-exchange carrier services at its Monmouth County and Ocean County, New Jersey locations.

- The Company and the National Hockey League Columbus Blue Jackets announced the launch of MYBLUEJACKETS.NET, a new Internet access service designed exclusively for fans of the Blue Jackets franchise. MyBlueJackets.net, accessed only through www.BlueJackets.com, is the first full-service Internet access service to be launched by an NHL franchise. As part of this relationship with the Blue Jackets, CoreComm (ATX's consumer division) is also the exclusive telecommunications provider of the franchise, as well as Nationwide Arena, the team's home arena, and its practice facility, the CoreComm Ice Haus.

- MODERN GROUP LIMITED, one of the nation's largest privately owned distributors of material handling, construction, and maintenance equipment, has signed a three-year

ATX Communications, Inc.
Page 5 of 10


      contract with ATX for its local exchange carrier and inter-exchange carrier services at 24 of its locations throughout Pennsylvania, Maryland, Delaware, and New Jersey. ATX is also providing a 24-node frame relay network to these locations.

- ATX has renewed its relationship with A. DUIE PYLE INC., a trucking company headquartered in West Chester, Pennsylvania, for an additional three years. ATX is connecting 19 locations throughout the East Coast and Midwest through a frame relay network, as well as providing high bandwidth
      (T1) Internet connectivity at the company's headquarters. ATX already supplies the company with Calling Cards for its traveling sales force, local exchange carrier and inter-exchange carrier services at 13 locations, and dedicated voice services through ATX CoreConnect(SM) Preferred Plus with DNIS (Dialed Number Identification Service) at the headquarters.

- ATX has been selected by D&B WHOLESALE, a retail chain that sells discounted cosmetics and accessories throughout the East Coast, to integrate its web hosting, local exchange carrier, inter-exchange carrier, and dedicated Internet services. ATX is also providing a frame relay network for nine of the company's sites throughout New Jersey, New York, Virginia, and Maryland, and ATX CoreConnect(SM) custom solution for six of D&B's New Jersey locations.

- ACTION WHOLESALE SERVICES, the nation's largest regional distributor of office products and related merchandise, has selected ATX for its voice services. ATX is implementing two multi-purpose broadband connections at Action Wholesale's headquarters, as well as providing inter-exchange carrier services at nine company locations.

- EPCOS, INC., the successor company of Siemens Matsushita Components, has partnered with ATX for voice services at three locations in New Jersey. EPCOS, which develops, manufactures, and markets electronic components for telecommunications, automotive, consumer, and industrial electronics, is utilizing ATX SmartPack integrated voice services.

-     DEVON HEALTH SERVICES, INC., the largest Preferred Provider Organization
      (PPO) in the Mid-Atlantic region directly contracting with over 135,000 physicians and 675 hospitals, has selected ATX for its local exchange carrier, inter-exchange carrier, toll-free, and Internet services at its King of Prussia, Pennsylvania location. ATX is also providing Dialed Number Identification Service (DNIS) for the PPO.

- ATX is now managing all of the communication needs for the VISITING NURSE ASSOCIATION (VNA) OF CENTRAL JERSEY, a non-profit home health agency providing comprehensive home health care services for people in Monmouth and Middlesex counties. The VNA, which has been an ATX customer for more than three years, is now using the ATX CoreConnect(SM) Preferred Custom solution, frame relay network, and a RAS application hosted at ATX's Network Operations Center. ATX is also providing high bandwidth (T1) Internet connectivity and a second high capacity T1 facility at the VNA's remote location for redundancy and for the association to comply with the Health Insurance Portability and Accountability Act of 1996.

ATX Communications, Inc.
Page 6 of 10


- ATX launched an enhanced web site at its www.atx.com address with improved content, design, navigaTION, and functionality.

                               OTHER DEVELOPMENTS

AMENDMENT TO THE COMPANY'S SENIOR CREDIT FACILITY

On March 31, 2003, the Company entered into an amendment to its Senior Secured Credit Facility. Under this amendment, the lenders under the facility agreed to defer interest payments on the outstanding loans during the period beginning March 12, 2003 until February 2, 2004. In addition, the required principal payment reductions originally scheduled for 2003, which totaled $1.95 million, were deferred to February 2, 2004. The lenders have also agreed to waive and/or amend certain financial covenants set forth in the credit agreement until January 31, 2004, and added other financial covenants, in order to better reflect the Company's current operations. The Company intends to utilize the increased liquidity afforded by the amendment to invest in several areas of its core operations. In addition, during this period, the Company intends to seek and consider strategic alternatives in order to reduce the overall indebtedness of the Company, including amounts under the Senior Secured Credit Facility. Although there can be no assurance that the Company will be successful in completing any strategic alternatives, such strategic alternatives may include, among other things, debt or equity financings or refinancings, recapitalizations, restructurings, mergers and acquisitions or other transactions.

RECAPITALIZATION COMPLETED IN 2002

In July 2002, the Company completed the second and final phase of the recapitalization process, which began in December 2001. In the recapitalization, the Company eliminated approximately $600 million of debt and preferred stock and more than $100 million of other liabilities and future obligations. In the third quarter, the Company completed its public exchange offers, which was the second and final phase of the recapitalization process, and gave the former stockholders of CCL Historical, Inc. (formerly known as CoreComm Limited) direct ownership in ATX Communications, Inc. (formerly known as CoreComm Holdco, Inc.), the newly recapitalized company.

ATX Communications, Inc.
Page 7 of 10


                                FINANCIAL RESULTS

                            ATX Communications, Inc.
                      Consolidated Statement of Operations

                                                                     YEAR ENDED DECEMBER 31,
                                                     -----------------------------------------------------
                                                          2002                2001                2000
                                                     -------------       -------------       -------------
REVENUES ......................................      $ 293,721,000       $ 292,681,000       $ 131,526,000
Operating expenses ............................        191,848,000         224,807,000         142,323,000
                                                     -------------       -------------       -------------
       Gross Profit ...........................        101,873,000          67,874,000         (10,797,000)

Selling, general and administrative expense ...         77,941,000          96,854,000         109,197,000
                                                     -------------       -------------       -------------
      EBITDA before corporate expense (1) .....         23,932,000         (28,980,000)       (119,994,000)

Corporate expense .............................          5,053,000           5,648,000          11,224,000
Non-cash compensation expense .................                 --          21,638,000          43,440,000
Recapitalization costs ........................          5,835,000                  --                  --
Other charges .................................                 --          39,553,000          12,706,000
Charges for impaired assets ...................        118,530,000         368,288,000          35,920,000
Depreciation ..................................         32,160,000          47,976,000          30,641,000
Amortization ..................................            251,000          97,388,000          42,396,000
                                                     -------------       -------------       -------------
Operating loss ................................       (137,897,000)       (609,471,000)       (296,321,000)
OTHER INCOME (EXPENSE)

Interest income and other, net ................            285,000           1,799,000           1,134,000
Interest expense ..............................        (16,376,000)        (25,647,000)         (5,929,000)
                                                     -------------       -------------       -------------
Loss before income taxes and extraordinary item       (153,988,000)       (633,319,000)       (301,116,000)
Income tax provision ..........................           (250,000)            (94,000)           (125,000)
                                                     -------------       -------------       -------------
Loss before extraordinary item ................       (154,238,000)       (633,413,000)       (301,241,000)
Gain from extinguishment of debt ..............                 --          39,498,000                  --
                                                     -------------       -------------       -------------
Net loss ......................................      $(154,238,000)      $(593,915,000)      $(301,241,000)
                                                     =============       =============       =============


(1) EBITDA (as defined) is a non-GAAP financial measure that is provided because it is commonly used in the communications industry to measure operating performance. EBITDA (as defined) is defined as net loss before extraordinary items, income taxes, interest expense, interest income and other, depreciation and amortization, charges for impaired assets, other charges, recapitalization costs, non-cash compensation, and corporate expense (where indicated). The Company believes that EBITDA (as defined) is useful because it illustrates the Company's operating income before various non-cash charges, expenses related to non-recurring or reorganization events, and expenses for activities that are corporate in nature and, therefore, are not directly related to the operations of the Company's subsidiaries. EBITDA (as defined) should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, the Company's EBITDA (as defined) may not be comparable to similarly titled measures used by other companies.

ATX Communications, Inc.
Page 8 of 10


                         DISCUSSION OF OPERATING RESULTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

The increase in revenues to $293,721,000 from $292,681,000 is primarily due to increases in revenues derived from carrier access billing and reciprocal compensation offset by decreases in toll-related telephony services and consumer Internet services. Revenue related to carrier access billing was $15,230,000 and $4,170,000 for the years ended December 31, 2002 and 2001, respectively. Revenue related to reciprocal compensation was $1,461,000 for the year ended December 31, 2002; we did not bill nor recognize any revenue for reciprocal compensation during 2001. Revenue for toll-related telephony services and consumer Internet services was $150,124,000 and 158,651,000 for the years ended December 31, 2002 and 2001, respectively. In 2002, we continued to reduce or eliminate less profitable services and increase our customer base in more profitable segments.

Operating costs include direct cost of sales, network costs and salaries and related expenses of network personnel. Operating costs decreased to $191,848,000 from $224,807,000 due to a decrease in costs as a result of optimization of our network, reduced headcount and reduction of our facilities.

Selling, general and administrative expenses decreased to $77,941,000 from $96,854,000 as a result of reduced headcount, reduction of our facilities and a revision in our marketing strategies. During 2002, we reduced our estimate of potential sales and use tax, which had the effect of reducing selling, general and administrative expenses by $2,586,000. In addition, we reached various settlements with vendors, which had the effect of reducing selling, general and administrative expenses by $1,310,000 during 2002.

Corporate expenses include the costs of compensation for some of our officers and corporate staff, the costs of operating the corporate office, professional fees and costs incurred for strategic planning and evaluation of business opportunities. Corporate expenses decreased to $5,053,000 from $5,648,000 due to settlements, which had the effect of reducing corporate expense by $3,465,000 during 2002. This reduction was offset by increased costs of corporate activities.

During 2002, we incurred additional costs, which consist primarily of employee incentives, legal fees, accounting fees and printing fees, in connection with our recapitalization of $5,835,000.

As of October 1, 2002, in accordance with SFAS No. 142, we performed our annual review of the recoverability of our goodwill and intangible assets. As a result of this analysis, we recorded a non-cash asset impairment charge, related to a write-down of goodwill, of $77,409,000 in the fourth quarter of 2002.

ATX Communications, Inc.
Page 9 of 10


As a result of the continued weakness in the telecommunications industry, we reviewed the carrying value of our long-term assets during the fourth quarter of 2002 for possible impairment in accordance with SFAS No. 144. We have determined that the estimated future cash flow attributable to certain assets would not exceed the carrying value of those assets. This determination was based on an independent valuation and comprehensive evaluation of other long-term assets, which were based on our projections and which gave effect to the continuing slowdown in the telecommunications sector. We recognized a non-cash asset impairment charge for long-lived assets of $41,121,000 primarily related to telecommunications and related equipment. This charge was recognized in our results of operations to reflect the difference between the estimated fair value of the assets on a discounted cash flow basis and their current carrying value. Included in this impairment charge, we provided for the elimination of certain intangible assets related to our LMDS licenses and customer lists as well as a write-down of deposits related to long-term telecommunications contracts. There is no assurance that we will meet our new projections and, therefore, it is possible that we will be required to take further impairment charges in future periods.

During 2001, we also performed a review of the recoverability of our goodwill and long-lived assets, which indicated that the carrying value of certain assets would not be recoverable. During 1999 and 2000, acquisitions were made against a background of increasing consolidation and record valuations in the telecommunications industry. Asset impairments in 2001 include non-cash write-downs of goodwill of $353,759,000 and a write-down of fixed assets of $14,529,000 as a result of this evaluation.

Depreciation expense decreased to $32,160,000 from $47,976,000 primarily as a result of the adoption of SFAS No. 144 and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," respectively.

Amortization expense decreased to $251,000 from $97,388,000 due to the reduction in the carrying value of our intangible assets as of December 31, 2001 as determined by a fair value analysis performed in accordance with adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002, which required us to cease amortizing goodwill. Amortization expense on our goodwill and workforce during 2001 was $97,025,000. Our net loss and our basic and diluted net loss per common share would have been $496,890,000 and $17.38, respectively, had SFAS No. 142 been in effect during 2001.

Interest income and other, net, decreased to $285,000 from $1,799,000 primarily due to the reduction of interest bearing securities such as cash, cash equivalents and marketable securities.

Interest expense decreased to $16,376,000 from $25,647,000 due primarily to a reduction in the effective interest rate on our senior secured credit facility and a reduction in our outstanding indebtedness from the completion of the ATX recapitalization. The average

ATX Communications, Inc.
Page 10 of 10


effective interest rate on our senior secured credit facility for the year ended December 31, 2002 and 2001 was 6.64% and 8.89%, respectively.

The income tax provisions of $250,000 in 2002 and $94,000 in 2001 are for state and local income tax.

ABOUT ATX

Founded in 1985, ATX Communications, Inc. is a holding company which, through various wholly-owned subsidiaries, is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. Through its various subsidiaries, ATX currently serves approximately 335,000 business and residential customers. For more information about ATX, please visit www.atx.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
- Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "projects," "positioned," "strategy," "targeted" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, without limitation, the following: the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; the ability to remain in compliance with all required ratios and covenants contained in agreements governing our outstanding indebtedness; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability of the Company to continue as a going concern; potential adverse developments resulting from litigation; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; general economic and business conditions, technological developments, the Company's ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of restructuring and integration actions, the impact of new business opportunities requiring significant up-front investment, interest rate fluctuations and availability, terms and deployment of capital. The Company assumes no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

For further information, please contact Winston Black, Director - Corporate Development at (212) 509-4166.

                                       ###